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11. Statement re computation of per share earnings
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

                                                             Second Quarter Ended                     Six Months Ended
                                                                  March 31,                              March 31,
                                                           2000                1999               2000               1999
                                                           ----                ----               ----               ----

Net income in thousands                                    $4,826              $1,984             $8,336             $5,767

Weighted average shares outstanding
                                                        7,172,929           7,504,111          7,146,043          7,664,545
Assumed exercise of stock options,
weighted average of incremental shares
                                                          709,272             171,723            668,988            141,219
Assumed purchase of stock under stock
purchase plan, weighted average
                                                           33,407              19,488             23,694             13,760
                                                        ---------           ---------          ---------          ---------
Diluted shares - adjusted weighted-average
shares and assumed conversions                          7,915,608           7,695,322          7,838,725          7,819,524
                                                        =========           =========          =========          =========

Basic earning per share                                    $  .67              $  .26            $  1,17             $  .75
                                                           ======              ======            =======             ======

Diluted earnings per share                                 $  .61              $  .26            $  1.06             $  .74
                                                           ======              ======            =======             ======
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